EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          WHITE ROCK ENTERPRISES, LTD.

                              a Nevada Corporation


     FIRST. The name of the corporation is:

WHITE ROCK ENTERPRISES, LTD.

     SECOND. The resident agent for this corporation shall be:

SAGE INTERNATIONAL INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.

     FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with
 .001 PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

           NAME                             POST OFFICE ADDRESS
           ----                             -------------------

     CHERI S. HILL                          1135 TERMINAL WAY, SUITE 209
                                            RENO, NEVADA  89502

     SIXTH. After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

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     SEVENTH. The name and post office address of the Incorporator signing the
Articles of Incorporation is as follows:

          NAME                              POST OFFICE ADDRESS
          ----                              -------------------

     CHERI S. HILL                          1135 TERMINAL WAY, SUITE 209
                                            RENO, NEVADA  89502

     EIGHTH. The corporation is to have a perpetual existence.

     NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

     TENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand OCTOBER 7, 1998.


/S/  Cheri S. Hill, Incorporator


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STATE OF NEVADA

COUNTY OF WASHOE

On OCTOBER 7, 1998, before me, the undersigned, a Notary Public in and for said County and State, personally appeared CHERI S. HILL, personally known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.


/S/ V.R. Sweet
Notary Public
Commission expires: August 1, 2001


                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT

SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of WHITE ROCK ENTERPRISES, LTD. in accordance with NRS 78.090.


SAGE INTERNATIONAL, INC.

By: /S/ Cheri S. Hill, Senior V.P.                  Date:  OCTOBER 7, 1998.


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      FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 08 1998

No. C23692-98

/S/
-------------------------------
DEAN HELLER, SECRETARY OF STATE


STATE OF NEVADA
Secretary of State

I hereby certify that this a
true and complete copy of
the document as filed in this
office.

OCT 08 '98

DEAN HELLER
Secretary of State

By   /s/ Kelly P. Davenport
  --------------------------


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                              CERTIFICATE OF MERGER
                                       OF
                          WHITE ROCK ENTERPRISES, INC.
                              a Nevada corporation
                                       and
                                ISES CORPORATION
                               an Iowa corporation


     The undersigned corporations, WHITE ROCK ENTERPRISES, INC., a Nevada corporation ("WRE"), and ISES CORPORATION, an Iowa corporation ("ISES"), do hereby certify:

     1. WRE is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on October 8, 1998.

     2. ISES is a corporation duly organized and validly existing under the laws of the State of Iowa. Articles of Incorporation were originally filed on May 14, 1997.

     3. ISES and WRE are parties to a Merger Agreement, as amended, pursuant to which ISES will be merged with and into WRE. Upon completion of the merger WRE will be the surviving corporation in the merger and ISES will be dissolved. Pursuant to the Merger Agreement the stockholders of ISES will receive stock in WRE. For purposes of process of service, the address for ISES will be 1135 Terminal Way, Suite 209, Reno, NV.

     4. The Articles of Incorporation and Bylaws of WRE as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of February 10, 2000, which sets forth the plan of merger providing for the merger of ISES with and into WRE is on file at the corporate offices of WRE.

     6. A copy of the Merger Agreement will be furnished by WRE on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of ISES at a meeting held February 10, 2000.

     8. ISES has 2,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of ISES held February 10, 2000 all 2,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of WRE at a meeting held February 10, 2000.


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

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of WRE is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of WRE shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 10th day of February, 2000.

WHITE ROCK ENTERPRISES,                     ISES CORPORATION
a Nevada Corporation                        an Iowa Corporation


By  /S/  Dennis R. Crooks, President        By  /S/  Rick Grewell, President

By  /S/  Sharon Boyd, Secretary             By  /S/  Palma Grewell, Secretary


STATE OF IOWA  )
               ) SS:
COUNTY OF POLK )

     On 2.10.00 before me, a Notary Public, personally appeared RICK GREWELL who is the President of ISES CORPORATION, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                           /S/  Stan Pshonik
                                           -------------------------------------
                                           Notary Public
                                           Commission expires:  December 5, 2001


STATE OF IOWA  )
               ) SS:
COUNTY OF POLK )

     On 2.10.00 before me, a Notary Public, personally appeared PALMA GREWELL who is the Secretary of ISES CORPORATION, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures


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


on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                           /S/  Stan Pshonik
                                           -------------------------------------
                                           Notary Public
                                           Commission expires:  December 5, 2001

STATE OF CALIFORNIA )
                    ) SS:
COUNTY OF SAN DIEGO )

     On 2/24/00 before me, a Notary Public, personally appeared DENNIS CROOKS who is the President of WHITE ROCK ENTERPRISES, LTD. and [who is personally known]* to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                           /S/  Norman D. Hosler
                                           -------------------------------------
                                           Notary Public
                                           Commission #1219164
                                           Commission expires:  May 13, 2003

*    Bracketed text was struckout in the original document by the Notary


STATE OF CALIFORNIA )
                    ) SS:
COUNTY OF SAN DIEGO )

     On 2/23/00 before me, a Notary Public, personally appeared SHARON BOYD who is the Secretary of WHITE ROCK ENTERPRISES, LTD. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                           /S/  Michael Ian Rott
                                           -------------------------------------
                                           Notary Public
                                           Commission #1177867
                                           Commission expires:  March 29, 2002


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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          WHITE ROCK ENTERPRISES, LTD.


     I, the undersigned President and Secretary of WHITE ROCK ENTERPRISES, LTD. do hereby certify:

     That the Board of Directors of said Corporation, (by unanimous consent of the Board of Directors dated February 28, 2000) and the Shareholders of said Corporation (by unanimous consent of the Shareholders dated March 1, 1999), adopted a resolution to amend the original Articles as follows:

     Article 4 is hereby deleted in its entirety and the following inserted in lieu thereof:

     Article 4 - Authorized Shares:

     The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $.001 par value, and 20,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, which such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 100,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon.

     This Certificate of Amendment of Articles of Incorporation of WHITE ROCK ENTERPRISES, LTD. is executed this 10th day of May, 2000.

                                        /S/  Rick Grewell, President & Secretary


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


STATE OF IOWA    )
                 ) ss:
COUNTY OF DALLAS )

     On this 10th day of May, 2000, personally appeared before me, a Notary Public, RICK GREWELL who is the President and Secretary of WHITE ROCK ENTERPRISES, LTD. and who acknowledged to me that he executed the foregoing Amendment on behalf of the Corporation.

                                              /S/  Russell L. Asman
                                              ----------------------------------
                                              Notary Public
                                              Commission expires: 11-8-2001


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


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          WHITE ROCK ENTERPRISES, LTD.

     The undersigned President and Secretary, respective of WHITE ROCK ENTERPRISES, LTD. do hereby certify:

     That the Board of Directors of said Corporation, (by resolution of the Board of Directors on June 14, 2000) and the Shareholders of said Corporation (by a consent of a majority of the Shareholders dated June 14, 2000), adopted a resolution to amend the original Articles as follows:

     The FIRST Article is hereby deleted in its entirety and the following inserted in lieu thereof:

          FIRST: The name of the Corporation is:

                                SNAP2 CORPORATION

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 17,856,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon.

     This Certificate of Amendment of Articles of Incorporation of WHITE ROCK ENTERPRISES, LTD. is executed this 22 day of June, 2000.


                                         /S/  Dean R. Grewell, III, President

                                         /S/  Steven L. Johnson, Secretary


STATE OF IOWA    )
                 ) ss:
COUNTY OF DALLAS )


     On this 22 day of June, 2000, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Dean R. Grewell, III and Steven L. Johnson, to me personally known, who being by me duly sworn, did say that they are the President and Secretary, respectively of said corporation executing the within and foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and that the said President and


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Secretary acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.

                                                  /S/  Russell L. Asman
                                                  ------------------------------
                                                  Notary Public
                                                  Commission expires:  11-8-2001


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